Exhibit 10.14

OPTION AGREEMENT

THIS AGREEMENT made as of the 12th day of May, 2005

BETWEEN:

NZ URANIUM, LLC, a limited liability company organized under the laws of the State of Arizona and having an office for business located at 3514 East Presidio Circle, Mesa, Arizona 85213

(the “Optionor”)

OF THE FIRST PART

AND:

QUINCY GOLD CORP., a corporation incorporated under the laws of the State of Nevada and having an office for business located at 309 Center Street, Hancock, Michigan

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor owns a fee simple interest in the Crownpoint Property (as more specifically defined in Section 1.1) located in McKinley County, New Mexico totaling approximately 1,099.24 acres as more particularly described in Schedule “A” attached hereto;

B.

The Optionor has determined to grant the Optionee an exclusive option to earn an interest in the Property, on and subject to the terms of this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

“Area of Mutual Interest” means four (4) miles from the outer boundary of the Property;

(b)

"Exchange" means the TSX Venture Exchange;

(c)

“Exploration and Development" means, inter alia, all direct and indirect property preparation, analysis (and activities incident thereto), exploration, administration and filing work and expenditures conducted and incurred by the Optionee, at its instruction, or on its behalf, or by assignment to another party pursuant to Section 16.1 hereof, for the purpose of determining the existence of mineral deposits of a commercial nature on the Property;

(d)

"Exploration Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Optionee in connection with the Exploration and Development of the Property, including without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travel expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons, and in supervision of management of all work done with respect to and for the benefit of the Property; provided, however, that the Optionee shall be entitled to credit towards Exploration Expenditures of its administrative or overhead expenses which shall not exceed 10% of the Exploration and Development expenses incurred directly on the Property.  In the event that the Optionor disputes any Exploration Expenditures the Optionor may notify the Optionee thereof in writing and the Optionee shall provide the Optionor with reasonable access to its books and records relating to the disputed Exploration Expenditures for the purpose of conducting an audit of same, which shall be performed by a Certified Public Accountant or Chartered Accountant acceptable to the Optionee, acting reasonably.  In the event that the amount of Exploration Expenditures reported by the auditor are less than those reported by the Optionee, the Exploration Expenditures shall be deemed to be that lower figure and, if (but only if) the discrepancy is greater than 10%, the Optionee shall be responsible for paying the costs of such report;

(e)

“Feasibility Study" means a study that has been vetted by a recognized independent minerals industry consulting firm and in a form customarily required by third-party financing organizations showing the feasibility of placing the Property into production, in such form and detail and using such assumption as to mineral prices customarily used in determining the viability of mining projects such as the Property and including a reasonable assessment of the mineable mineral reserves and their amenability to in situ leaching or milling, a complete description of the work, equipment and supplies required to bring the Property into production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by explanations of the following information

(i)        a description of that part of the Property to be covered by the proposed mine,

(ii)        the estimated recoverable reserves of minerals and the estimated composition  and content thereof, including the effect of grade, dilution and impurities,

(iii)        the proposed procedure for development, mining and production,

(iv)        results of milling amenability tests (if any),

(v)        the nature and extent of the facilities, if any, proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities necessary or desirable, in which event the study shall also include a preliminary design for such mill, and the proposed mill site location, if any, or appropriate provisions for custom milling facilities,

(vi)        the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements,

(vii)        the results of all environmental impact studies for the Property and costs of such studies,

(viii)        the period in which it is proposed the Property shall be brought to production,

(ix)        working capital requirements for the initial four (4) months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances by the party doing the study,

(x)        estimates of shutdown and reclamation costs, and

(xi)        the net present value of the Property.

(f)

“Mineral Estate” means uranium bearing ore and any and all other metallic elements and rights, of whatever nature and kind, situated in, upon or under the Property, whether surface or subsurface, together with the right to use so much of the surface of the Property as is necessary, useful, convenient or incidental to explore for, develop, exploit or produce from such mineral estate, but specifically excluding hydrocarbons, coal, gases and industrial minerals;

(g)

"Operating Agreement" means the form of operating agreement governing the relationship of the parties in respect of the Property following the due exercise of the Option to be agreed to by the parties prior to the Subject Removal Date;

(h)

”Operator" means that person or company acting as such pursuant to this Agreement;

(i)

"Option" means the exclusive option granted to the Optionee to acquire a 65% undivided interest in the Property, as provided in this Agreement;

(j)

"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option, with such outside date as is set forth in this Agreement;

(k)

"Programs" means the plans, including budgets, for every kind of work done on or in respect of the Property by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(l)

“Property” means the Mineral Estate in the lands described in Schedule “A” attached hereto, together with: i) all rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and other interests therein or relating thereto; ii) all Water Rights appurtenant to or used on or in connection with such Property; and iii) includes the Mineral Estate in any properties within the Area of Mutual Interest around the lands described in Schedule “A” attached hereto becoming subject to this Agreement by operation of Article 15 hereof;

(m)

“SEC Filings” means the Optionee’s public filings (as amended from time to time) with the United States Securities and Exchange Commission pursuant to the Securities Act of 1934;

(n)

"Shares" means the shares of the Optionee’s voting common stock, par value $0.001;

(o)

“Subject Removal Date” and “Title Report” have the meanings ascribed in Article 2 hereof; and

(p)

“Water Rights” means all water and water rights, ditch and ditch rights, wells and well structures, whether adjudicated or not and whether permitted or not, easements and rights of way associated with such water rights, if any, appurtenant to or used on or in connection with the Property.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3

Any reference to a particular “Article”, “Section”, “Paragraph”, “clause” or other subdivision is to the particular Article, Section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Schedule “A”

Property

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Currency

1.5

All references herein to currency are references to United States dollars.

ARTICLE 2
CONDITIONS PRECEDENT

Condition Precedent to the Obligations of the Optionee

2.1

All Obligations of the Optionee hereunder are expressly subject to:

(a)

the Optionee, at is own cost and expense, obtaining a title report (and, if required, title insurance), in form and substance acceptable to the Optionee, that the Property is free and clear of all liens, charges and encumbrances, save and except for the interest, if any, of the Comerica Bank in and to the Property (a “Title Report”).  The Optionee shall use its commercially reasonable efforts to obtain such report as quickly as possible, and in any event must acquire the Title Report within 90 days of the date hereof (such latter date being the “Subject Removal Date”);

(b)

the Optionee completing a satisfactory due diligence review of the Property, on or before the Subject Removal Date; and

(c)

the Optionor obtaining, on or before the Subject Removal Date, a written consent or other document, in form and substance acceptable to the Optionee, acting reasonably, from Comerica Bank releasing the Property from any and all security interests which Comerica Bank may have in or to the Property.

Condition Precedent to the Obligations of the Parties

2.2

All obligations of the parties hereunder are expressly subject to the parties agreeing to a form of Operating Agreement (as defined herein), and the parties agree to use their commercially reasonable best efforts to agree to same on or before the Subject Removal Date which Operating Agreement shall be deemed to be attached to and form part of this Agreement.

Waiver of Conditions Precedent

2.3

The conditions precedent set out in the preceding Sections are inserted for the exclusive benefit of the parties referenced therein and any such condition may be waived in whole or in part by such party on or prior to the Subject Removal Date by delivering to the other party a written waiver to that effect. In the event that the conditions precedent set out in the preceding Section are not satisfied on or before the Subject Removal Date, all parties shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

2.4

The conditions precedent set forth in this Article 2 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE OPTIONOR

Representations

3.1

The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(a)

it has been duly organized and validly exists as a limited liability company in good standing under the laws of its jurisdiction of organization;

(b)

it has full limited liability company power and capacity to enter into this

            Agreement and it has duly obtained all limited liability company authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the organizational documents of the Optionor or any members' or managers' resolution, or material indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it may be subject;

(c)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor;

(d)

no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e)

to the best of the Optionor's knowledge, there are no outstanding work orders or actions specific to the Property required by any governmental agency, to be taken relating to environmental matters, or any existing condition on the Property which it has been advised could be the basis therefor, in respect to the Property or any operations thereon and that it has no knowledge of any other material adverse environmental issues affecting the Property;

(f)

to the best of the Optionor's knowledge the Optionor owns the Property, free and clear of all liens, charges and encumbrances save and except as set forth in Schedule “A” attached hereto or as disclosed in the Title Report;

(g)

the best of the Optionor's knowledge, ingress and egress to the Property, as is reasonably necessary for the purpose of exploring, developing, exploiting or operating the Property, is provided by public roads and/or easement rights that are appurtenant to the Property;

(h)

during the Option Period the Optionor shall not take any action which would cause a representation or warranty of the Optionor to become untrue and shall do all such acts and things, including the payment of all required property taxes, as are reasonably necessary in order to ensure that representations and warranties of the Optionor contained in paragraphs (a), (b), (c), (d) remain true and correct through such Option Period in respect of the Property;

(i)

the Optionor is not party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

(j)

the best of the Optionor's knowledge the Optionor is the lawful owner of, has good legal and beneficial title to, and has the right to dispose of its interests in and to the Property, and upon exercise of the Option to give good and marketable title thereto to the Optionee, free and clear of all liens, charges, encumbrances, obligations and any other royalties or restrictions save and except for any liens, charges, encumbrances, obligations and any other royalties or restrictions as set forth in Schedule “A” attached hereto or as disclosed in the Title Report; and

(k)

there is no litigation or proceeding existing against the Optionor or the Property; the Optionor, to the best of its knowledge, is unaware of any pending or threatened litigation, proceeding or investigation against the Optionor or the Property, nor does the Optionor know, or have any grounds to know after due inquiry, of any basis for any litigation which would affect any of forgoing.

Survival

3.2

The representations and warranties contained in this Section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this Section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE OPTIONEE

Representations

4.1

The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(a)

it has full corporate power and capacity to enter into this Agreement and it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it may be subject;

(c)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionee is bound, or any statute or regulation applicable to the Optionee;

(d)

the authorized capital of the Optionee consists of 200,000,000 shares of common stock, par value $0.001, and no shares of preferred stock, of which 40,230,997 shares are issued outstanding as at the date hereof;

(e)

no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the purchase, subscription or issuance of any of the unissued shares in the capital of the Optionee, save and except as set forth in the SEC Filings;

(f)

the Optionee is not party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

(g)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations; and

(h)

the Optionee has duly filed all reports to be filed by it with the Exchange, the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, and no such reports contain any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading at the time such reports were filed.

Survival

4.2

The representations and warranties contained in this Section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this Section shall survive the execution hereof.

ARTICLE 5
GRANT OF OPTION

Grant of Option

5.1

The Optionor hereby grants to the Optionee the sole and exclusive right to acquire a

65% undivided interest in and to the Property.

Consideration

5.2

As consideration for the grant of the Option the Optionee agrees to issue to the Optionor, subject to Article 8 hereof, 3,000,000 fully paid and non-assessable Shares, free and clear of all restrictions on transfer other than restrictions on transfer explicitly set forth in this Agreement, and pay to the Optionor the sum of $350,000 in immediately available funds.

ARTICLE 6
EXERCISE OF OPTION

Condition Precedent: Required Exploration Expenditures

6.1

As a condition precedent to the exercise of the Option, the Optionee will be required to incur Exploration Expenditures on the Property totaling, in the aggregate, $4,000,000 as follows:

(a)

$500,000 of Exploration Expenditures on the Property on or before the date which is twelve months from the date of this Agreement;

(b)

an additional $750,000 of Exploration Expenditures on the Property on or before the date which is twenty-four months from the date of this Agreement;

(c)

an additional $1,250,000 of Exploration Expenditures on the Property on or before the date which is thirty-six months from the date of this Agreement; and

(d)

an additional $1,500,000 of Exploration Expenditures on the Property on or before the date which is forty-eight months from the date of this Agreement.

Clarification

6.2

For greater certainty, any Exploration Expenditures in excess of those required for a particular period pursuant to Section 6.1 hereof shall be carried forward into the subsequent period.

Firm Commitment

6.3

The requirement to incur or cause to be incurred $500,000 of Exploration Expenditures on the Properties on or before the date which is twelve months from the date of this Agreement pursuant to Section 6.1 hereof is a binding commitment of the Optionee.

Exercise of Option

6.4

Provided that the Optionee has incurred the Exploration Expenditures as required pursuant to Section 6.1 hereof, the Option will be deemed to be exercised upon the Optionee issuing to the Optionor a total of 3,150,000 additional (i.e., in addition to the Shares issued pursuant to Section 5.2) Shares as follows:

(a)

400,000 Shares on or before the date which is twelve months from the date of this Agreement;

(b)

600,000 Shares on or before the date which is twenty-four months from the date of this Agreement;

(c)

1,000,000 Shares on or before the date which is thirty-six months from the date of this Agreement; and

(d)

1,150,000 Shares on or before the date which is forty-eight months from the date of this Agreement.

Operator

6.5

Until the Option is fully and properly exercised, the Operator in respect of the Property under Option shall be the Optionee.  The Optionee shall in its capacity as Operator determine in its reasonable discretion, but after consultation with the Optionor, Programs for the Exploration and Development of the Property.  The Programs shall take into consideration the cumulative Exploration Expenditures to be incurred by the Optionee pursuant to Article 6 of this Agreement.

No Partnership

6.6

The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever.  No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

ARTICLE 6A
TAKINGS CASE

Definitions

6A.1

For the purpose of this Article 6A, the following terms shall have the following meanings:

(a)

“Refusal” means the refusal by the United States Government, the Navajo Nation or other governmental or non-governmental entity to timely process, issue or recognize the validity of any and all permits or other authorizations, of any type or kind whatsoever, necessary to conduct Exploration and Development activities on the Property or to otherwise exploit the Property in any manner whatsoever (including a moratorium on uranium mining or processing), and which for greater certainty would include acts of civil disobedience by the Navajo Nation; and

(b)

“Takings Case” shall mean a lawsuit or other proceeding brought against or by the United States Government, the Navajo Nation or any other governmental or non-governmental entity wherein the cause of action arises from or relates to, in any way whatsoever, a Refusal.

Refusal to Issue Exploration Permits - Force Majeure

6A.2

Notwithstanding any other provision in this Agreement, if at any time during the Option Period the Optionee is prevented from conducting Exploration and Development activities on any material portion of the Property or to otherwise exploit the Property in any material manner whatsoever as a result, directly or indirectly, of a Refusal, then there shall be deemed to be exist a condition of “force majeure” for the purposes of Article 14 hereof and the Optionee shall provide the Optionor with the notice required by Section 14.2, which condition shall be deemed to continue until:

(a)

all required permits or authorizations necessary to conduct Exploration and Development activities on the Property or to otherwise exploit the Property have been issued and or granted in a manner that permits the Optionee to conduct such activities and/or exploitation (provided that if such permits are issued, and a Refusal again occurs, the condition of “force majeure” shall again come into existence and the Optionee shall provide the Optionor with the notice required by Section 14.2);

(b)

the Optionor and/or the Optionee obtain any judgments or orders which permit the Optionee to conduct such activities and/or exploitation (provided that if such judgments or orders are issued, and a Refusal again occurs, the condition of “force majeure” shall again come into existence and the Optionee shall provide the Optionor with the notice required by Section 14.2);

(c)

the Optionor and/or Optionee obtain any compensation, award, judgment or other benefit by virtue of a Takings Case, which is final and not subject to appeal, and following which the Optionee or the Optionor are permitted to conduct such activities and/or exploitation, in which case the compensation, award, judgment or other benefit shall be distributed as provided in Section 6A.5 hereof and the condition of ‘force majeure” shall cease to exist (provided that if a Refusal again occurs, the condition of “force majeure” shall again come into existence and the Optionee shall provide the Optionor with the notice required by Section 14.2); or

(d)

the Optionor and/or Optionee obtain any compensation, award, judgment or other benefit by virtue of a Talking Case, which is final and not subject to appeal, and following which the Optionee or the Optionor are prohibited from conducting such activities and/or exploitation on a material portion of the Property, in which case the compensation, award, judgment or other benefit shall be distributed as provided in Section 6A.5 hereof and this Agreement and the Option shall terminate.

Effect of Refusal to issue Exploration Permits

6A.3

In the event that the circumstance described in section 6A.2 come into existence, the Optionee shall have the right, but not the obligation, to pursue or defend on behalf of the Optionor and on its own behalf a Takings Case as may, in the discretion of the Optionee, be necessary to secure any and all compensation, awards, orders (including but not limited to orders of specific performance), judgments or other benefits, of any type or kind whatsoever, due to the Optionor as a result of, directly or indirectly, the Refusal to issue permits or other authorizations as described in Section 6A.2 above.

Costs

6A.4

All costs and fees incurred in pursuing or defending a Takings Case shall be the sole responsibility of the Optionee and the Optionor shall have no obligation to fund same.

Interest

6A.5

In the event that the Optionor and/or Optionee obtain any compensation, award, judgment or other benefit by virtue of a Takings Case (other than the right to conduct Exploration and Development activities on the Property or to otherwise exploit the Property), the full benefit of the award, after payment of all costs and fees, shall be divided and paid to the Optionor and the Optionee as follows:

Optionor	65%
Optionee	35%

Deemed Exploration Expenditures

6A.6

All costs incurred by the Optionee in pursuing or defending a Takings Case shall be deemed to be Exploration Expenditures for the purpose of Article 6 hereof.

ARTICLE 7
OPERATING AGREEMENT

Operating Agreement

7.1

Subject to Section 7.2 hereof, upon the deemed exercise of the Option, the Optionor shall contribute the Property to a limited liability company owned exclusively by Optionor and Optionee which is formed under and domiciled in the state of New Mexico, or such other entity or state as agreed upon by the Optionor and the Optionee.  Upon the Optionor’s contribution of the Property to such limited liability company or other entity, Optionor and Optionee shall complete any otherwise incomplete information in, execute, and deliver to the other the Operating Agreement.  Without limiting the generality or applicability of the foregoing, the Optionor’s and the Optionee’s respective interests in the capital, profits, and losses of the limited liability company or other entity shall be in proportion to their respective deemed expenditures on, for, or with respect to the Property, which deemed expenditures will be equal to (i) in the case of Optionee, the aggregate amount of Optionee’s Exploration Expenditures incurred prior to the contribution of the Property to the limited liability company or other entity, and (ii) in the case of Optionor, the amount which is equal to the amount of Optionee’s Exploration Expenditures incurred prior to the contribution of the Property to the limited liability company or other entity, multiplied by the interest of the Optionor earned hereunder and divided by the interest of the Optionee earned hereunder.  Nothing in this Article 7 shall prevent both the parties from jointly agreeing to another form of Operating Agreement.

Increase in Interest

7.2

Upon the deemed exercise of the Option in respect of the Property the Optionee shall have a one-time further option to increase its interest in the Property from 65% to 80% by (i) funding 100% of the costs to complete a Feasibility Study on the Property within three years of exercising this further Option, and (ii) by issuing the Optionor an additional 750,000 Shares at the completion of the Feasibility Study.  In the event that the Optionee elects to exercise this option, all work conducted by the Optionee in respect of the Property in furtherance of completing such Feasibility Study shall be conducted pursuant to the terms and conditions of this Agreement and, upon (a) completion of the Feasibility Study, (b) funding the costs of such Feasibility Study, (c) the performance by the Optionee of all of its obligations relating to the exercise of the Option in respect of the Property pursuant to Article 6, and (d) issuance of the additional Shares pursuant to this Section 7.2, the Optionee and the Optionor will enter into the Operating Agreement as provided for in Section 7.1 hereof.

ARTICLE 8

RESTRICTIONS RELATING TO SHARE ISSUANCES

Exchange Approval

8.1

Any and all issuances of Shares pursuant to this Agreement shall be subject to acceptance for filing by the Exchange and the order or ruling of all applicable securities regulatory authorities having jurisdiction over the issuance of such Shares, if any.  Accordingly, the Optionor agrees to execute any undertakings in respect of the Shares as are reasonably required by the Exchange or other regulatory authority having jurisdiction over the Optionee.  The Optionee shall use commercially reasonable efforts to promptly file for and obtain such acceptance or orders as and where required.

Investment Intent

8.2

The Optionor agrees that the Shares it will be acquiring from the Optionee pursuant to this Agreement are being acquired as principal for investment purposes and not with a view to immediate resale or distribution.  The Optionor understands that the offer, sale or other transfer, pledge or hypothecation of any of the Shares may be restricted (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)

the sale is to the Optionee;

(b)

the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)

the Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to the Optionee an opinion of counsel to that effect or such other written opinion as may be reasonably required by the Optionee.

Legends

8.3

The Optionor acknowledges that the certificates representing any Shares to be issued pursuant to this Agreement shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [DATE WHICH IS FOUR MONTHS FROM DATE OF ISSUANCE].”

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DAY THAT IS FOUR MONTHS AFTER THE SECURITIES WERE ISSUED FROM TREASURY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

ARTICLE 9
REGISTRATION RIGHTS

9.1

Notwithstanding anything herein to the contrary, the Optionee agrees to amend its registration statement on Form SB-2 filed with the SEC on January 26, 2005 to include the resale by the Optionor of 500,000 of the 3,000,000 Shares to be issued pursuant to Article 5 hereof.  The Optionee shall file the amended registration statement within thirty days of the satisfaction of the conditions precedent in Article 2 hereto and shall use its best efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date, all at the Optionee’s sole cost and expense.  Such best efforts shall include promptly responding to all comments received by the staff of the SEC, and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC, and in no event later than twenty-one (21) days from receipt by the Optionee of the comments of the staff of the SEC.

9.2

The Optionee agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Optionor, its partners, officers, directors, agents, shareholders, members, and employees, and each person or entity, if any, who controls (within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934) the Optionor or any of the foregoing, for, from and against any loss, claim, liability, damage or expense (including attorneys’ fees) (collectively, “Loss”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Optionee shall not be liable to the Optionor to the extent that any such Loss arises directly as a result of an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Optionee by the Optionor expressly for use in the preparation thereof.

9.3

The Optionor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Optionee, its partners, officers, directors, agents, shareholders, and employees, and each person or entity, if any, who controls (within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934) the Optionee or any of the foregoing, for, from and against any Loss arising directly from any untrue statement of a material fact contained in any Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Optionor to the Optionee specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the registered Shares to the person asserting the claim.  In no event shall the liability of the Optionor hereunder be greater in amount than the amount of the proceeds received by the Optionor under the sale of the registered Shares giving rise to such indemnification obligation.

ARTICLE 10
TERMINATION OF OPTION

Termination of Option

10.1

The Option shall terminate:

(a)

subject to Article 19 hereof, upon the Optionee failing to incur or make any Exploration Expenditure which must be incurred pursuant to Section 6.1 hereof;

(b)

subject to Article 19 hereof, upon the Optionee failing to make any share issuance in the manner required in exercise of such Option pursuant to Section 6.4 hereof; or

(c)

at any other time, by the Optionee giving notice of such termination to the Optionor.

Duties of Optionee upon Termination

10.2

If the Option is terminated other than upon the due exercise thereof, the Optionee shall:

(a)

immediately cease all Exploration and Development activities on the Property and all other activities except as expressly permitted (e.g., Section 10.3) or required (e.g., Section 10.2(c)) hereunder;

(b)

make available to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor; and

(c)

within the time periods prescribed by all applicable laws, statutes, rules, regulations, and requirements of governmental agencies pertaining to reclamation/restoration issues (“Environmental Requirements”), complete all reclamation work required by the Environmental Requirements on the Property resulting from the activities of the Optionee during the Option Period.

Residual Right of Entry

10.3

In the event of termination of the Option pursuant to Section 10.1 hereof, the Optionee shall have the right, within a period of 180 days following such termination, to go onto the Property for the limited purpose of removing from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee.  Unless waived by the Optionor, all erected structures shall be removed and the ground shall be recontoured to original grade, restored and reseeded in accordance with all applicable federal and state regulations within 180 days of such termination or such longer period as is reasonably necessary to complete such restoration.

ARTICLE 11
RIGHT OF ENTRY; SURFACE AND WATER RIGHTS

Possession

11.1

During the Option Period the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to do, and only to do, the following, without the consent of the Optionor, which consent shall not be unreasonably withheld or delayed:

(a)

enter thereon;

(b)

have exclusive and quiet possession thereof for the uses expressly permitted hereunder;

(c)

do such Exploration and Development work (which shall not include putting the Property into production) thereon and thereunder as the Optionee in its sole discretion may determine advisable, subject to the terms and conditions of this Agreement;

(d)

bring upon and erect upon the Property buildings, plant, machinery and equipment as the Optionee may deem advisable and as may be reasonable and appropriate for Exploration and Development work; and

(e)

remove therefrom and dispose of reasonable quantities or ores, minerals and metals only as may be reasonably necessary for the purpose of obtaining assays or making other tests.

Assumption of Risks

11.2

The Optionee assumes any and all risks associated with the Optionee’s entry unto the Property and its activities described in this Agreement. The Optionee shall indemnify, defend and save harmless the Optionor for, from and against any and all costs, claims, liabilities and expenses arising out of or relating to the Optionee’s entry unto the Property and its activities.

ARTICLE 12
REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

12.1

This Option Agreement may not be recorded.  However, at Optionee’s request, Optionor shall execute a recordable notice of this Option Agreement, giving notice of all of the significant nonfinancial terms of the agreement, on such form as Optionee may designate, which notice Optionee may record in the appropriate real property records for the Property so long as Optionee gives to Optionor a quit claim deed or other conveyance or instrument reasonably requested by Optionor for the Property, which Optionor may record upon the expiration or termination of the Option.

12.2

If requested by the Optionee, following the execution of this Agreement the Optionor shall execute recordable, special warranty deeds and such other transfer documents (hereinafter call the “Property Transfer Documents”) as the Optionee and Optionor and their counsel may reasonably deem necessary to transfer to the Optionee good and marketable title to a 65% undivided interest in and to the Property, and shall deposit the same with a mutually agreeable escrow agent (hereinafter call the “Escrow Holder”), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a)

the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionee the Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of notification in writing from the Optionor and Optionee that such documents should be delivered to the Optionee;

(b)

the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionor the Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of notification in writing from the Optionee and Optionor that such transfer or related documents should be delivered to the Optionor;

(c)

the Optionor and the Optionee jointly agree to indemnify, defend and save harmless the Escrow Holder from and against all claims, actions and damages arising out of its acting pursuant to the instructions herein contained other than due to the negligence or misconduct of the Escrow Holder; and

(d)

the Optionee shall pay to the Escrow Holder all costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

ARTICLE 13
OBLIGATIONS OF THE OPTIONEE

The Optionee shall:

(a)

permit the Optionor, or its representative duly authorized in writing, to visit and inspect the Property at all reasonable times and intervals, and data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor or its representative shall abide by the reasonable rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations;

(b)

perform and permit to be performed all work and activities on the Property in a good and workmanlike fashion and in accordance with all applicable laws, rules,

regulations, orders, ordinances and requirements of any governmental authority and otherwise comply with all laws, rules, regulations, orders, ordinances and requirements of any governmental authority applicable to the Property;

(c)

indemnify, defend and save harmless the Optionor from and against any and all costs, claims, liabilities and expenses arising out of or relating to the Optionee's activities (which shall include the activities of all employees, contractors, subcontractors, suppliers, licensees, invitees, guests and others, including trespassers) on the Property, including but not limited to legal costs and reasonable attorney’s fees, from and after the date of this Agreement through the date of termination of the Option and full completion of all of the Optionee’s post-termination obligations;

(d)

permit the Optionor reasonable access to the results of the work done on the Property during the last completed calendar year; and

(e)

deliver to the Optionor on or before March 31 in each year a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of expenditures made.

ARTICLE 14
FORCE MAJEURE

Effect of Force Majeure

14.1

If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Optionee, excepting the want of funds, then upon the Optionee’s compliance with Section 14.2 below the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

14.2

The Optionee shall give notice to the Optionor of each event of force majeure under Section 14.1 hereof within 30 days thereof, and upon cessation of such event shall furnish the Optionor with notice of that event together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 15
AREA OF MUTUAL INTEREST

In the event that any party to this Agreement, either directly or indirectly during the currency of this Agreement, stakes or acquires, including by way of an option, any mineral claims, leases or other mining property, or any interest therein, within the Area of Mutual Interest, it shall forthwith thereafter notify the other party in writing as to the details of such staking or acquisition, and the other party may, by notice in writing to the first party, require that such mineral claims, leases or other mining property be part of the Property for all purposes of this Agreement, in which case the term “Property” shall mean and include any such mineral claims, leases or mining property and the cost of such staking shall be paid by the staking or acquiring party.  In the event the other party notifies the first party that such mineral claims or mining property are not to become part of the Property, then the staking or acquiring party shall be entitled to hold such mineral claims or mining property free of the terms of this Agreement.  Notwithstanding anything herein contained, no mineral claims, leases or other mining property or any interest lying outside the Area of Mutual Interest shall become or be subject to this Agreement.

ARTICLE 16
TRANSFERS

Transfer by Optionee

16.1

The Optionee may not at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to any or all of the Property and/or this Agreement without the prior written approval of the Optionor, which the Optionor may not unreasonably withhold, delay or condition, provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement and to the Property in question, containing:

(a)

a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)

a provision subjecting any further sale, transfer or other disposition of such interest in the Property and/or this Agreement or any portion thereof to the restrictions contained in this Section.

Upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued and due prior to the date on which the Optionee shall have no further interest in this Agreement.

Transfer by Optionor

16.2

The Optionor may not sell, assign, pledge, or otherwise encumber any of its respective rights hereunder to a third party without the prior written consent of the Optionee, provided that the Optionor may at any time transfer its rights and interest under this Agreement or any part thereof to any parent or subsidiary or associated corporation, provided that such assignee agrees to be subject to and bound by the terms and conditions of this Agreement.

ARTICLE 17
CONFIDENTIAL INFORMATION

Each party herein agrees that no information furnished by the other party hereunder in respect of the activities of the parties shall be published or disclosed by the recipient of such information without the prior written consent of the other party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities, corporation or tax laws, regulations or policies.  Information which is in the public domain other than due to action or inaction of either of the parties shall not be subject to this Article 17.

ARTICLE 18
ARBITRATION

Submission of Matters to Arbitration

18.1

The parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof, except for matters (e.g., claims for injunctive relief) for which arbitration shall not provide an adequate remedy.

Notice

18.2

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute.  On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in Section 18.3 herein.

Conduct of Arbitration

18.3

The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration provided for herein, provided that the parties may agree to appoint a single arbitrator in respect of such arbitration.  If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of any act governing commercial arbitration in the State of New Mexico.

Except as specifically otherwise provided in this Article, the arbitration herein provided for shall be conducted in accordance with such Act.  The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Santa Fe, New Mexico for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Article.  After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.  The expense of the arbitration shall be paid as specified in the award.

Award Binding

18.4

The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 19
DEFAULT

Notice of Default

19.1

The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement, the Optionor shall give notice to the Optionee, designating such default, and within 60 days after its receipt of such notice, the Optionee shall either:

(a)

cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)

give the Optionor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Submission of Matter to Arbitration

19.2

If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article 18 hereof.

Termination

19.3

If:

(a)

the default is not so cured or a commencement made on proceeding to cure it;

(b)

arbitration is not so sought; or

(c)

the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award then the Optionor may, by written notice given to the Optionee at any time while the default continues, terminate the Option in respect of which the default has occurred.

ARTICLE 20
NOTICES

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by fax, shall be deemed conclusively to be the next business day provided that the sender obtains and retains a written confirmation of transmission.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.  Notices may not be given by email or by regular mail.

ARTICLE 21
INSURANCE

Obligations to Insure

21.1

Prior to commencing Exploration and Development of the Property, the Optionee shall extend its existing general liability insurance coverage to cover its activities on such Property or obtain such additional coverage as may be required by the Optionor, acting reasonably.

Workers Compensation and Employer's Liability Insurance

21.2

Prior to commencing Exploration and Development of the Property, the Optionee shall obtain, or cause its duly retained contractor performing such work on the Optionee’s behalf to obtain, Workers Compensation insurance in the form and amount required by applicable statute with minimum Employers’ Liability limits as follows:

(a)

$1,000,000 each accident;

(b)

$1,000,000 Disease - Policy Limit; and

(c)

$1,000,000 Disease - Each Employee.

Excess Liability Insurance

21.3

In addition to the preceding, the Optionor may, at its election, require the Optionee to obtain Excess Liability Insurance on an occurrence basis in an amount up to $5,000,000.  The Excess Liability shall provide the same coverage and be excess of the Employers, General Liability and Business Liability insurance specified herein.

Directors and Officers Liability Insurance

21.4

The Optionee shall, within ninety (90) days of the date of this Agreement purchase and maintain a policy or policies of directors’ and officers’ liability insurance, in form and substance reasonably satisfactory to the Optionor, covering liabilities which may be incurred by the Nominee in the performance of his obligations as director of the Optionee.

Other Provisions

21.5

A certificate and endorsement in a form reasonably acceptable to Optionor demonstrating compliance with the above requirements (or at Optionor’s request, certified copies of the actual policies) shall be delivered to Optionor before Optionee performs any Exploration and Development activities on the applicable Property.

21.6

All insurance specified herein to be furnished by Optionee shall be issued by a company or companies which maintain a full profile rating from AM Best of at least A-VIII.

21.7

Optionee shall maintain all of the above insurance coverage in force until the completion of Optionee’s post-termination obligations.

21.8

If Optionee fails to purchase or maintain the insurance specified herein, Optionor shall have the right, but not the obligation, to purchase such insurance on Optionee’s behalf and at Optionee’s cost.  Optionee shall deliver all information required in connection with Optionor’s purchase.  If Optionee’s insurance is considered inadequate by Optionor’s insurer, Optionor shall have the right to charge Optionee any additional premium charged by Optionor’s insurer.

21.9

The use of self-insured retentions or deductibles in excess of $10,000 shall not be allowed unless specifically approved by Optionor in advance and in writing.  Optionee is fully responsible for payment of any self-insured retentions or deductibles, regardless of their amount.

21.10

The insurance requirements set forth herein shall not limit Optionee’s obligations under the Agreement or Optionee’s underlying liability in any manner.  The requirements simply represent the minimum amounts of insurance coverage required to be maintained by Optionee.  Any failure by Optionor to enforce any of these insurance provisions in a timely manner shall not act as a waiver to enforcement of any of the provisions at a later date.

ARTICLE 22
GENERAL

Governing Law

22.1

This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.

Issuance of Shares

22.2

Any and all Shares to be issued under this Agreement shall be, when issued, validly issued, fully paid and nonassesable, and free of restrictions on transfer other than restrictions on transfer explicitly set forth in this Agreement.

Novation

22.3

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No Waiver

22.4

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Assurances

22.5

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or, following the due exercise of the Option, to record the respective interest of the parties in such Property.

Assignment

22.6

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Time of Essence

22.7

Time shall be of the essence of this Agreement.

Independent Legal Advice

22.8

The Optionee has obtained legal advice concerning this Agreement and has requested that the Optionor obtain independent legal advice with respect to same before executing it.  In executing this Agreement, the Optionor represents and warrants to the Optionee that it has been advised to obtain independent legal advice, and that prior to the execution of this Agreement it has obtained independent legal advice or has, in its discretion, knowingly and willingly elected not to do so.

Counterparts

22.9

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by fax will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Signature of Witness Print Name Address	QUINCY GOLD CORP. Per: /s/ Art D. Ettlinger Art D. Ettlinger Prersident and Chief Operating Officer
Signature of Witness Print Name Address	NZ URANIUM LLC Per: /s/ Robert M. Worsley Robert M. Worsley Chief Executive Officer

This is page 28 to the Option Agreement made as of the 12th day of May, 2005 between Quincy Gold Corp. and NZ Uranium, LLC.